FOR IMMEDIATE RELEASE

MITEK SYSTEMS FILES MERGER-RELATED REGISTRATION STATEMENT
WITH SECURITIES & EXCHANGE COMMISSION

SAN DIEGO, CA, November 8, 2006 - Mitek Systems, Inc. (OTC Bulletin Board: MITK.OB) announced that it filed today with the Securities and Exchange Commission a Registration Statement on Form S-4 containing a preliminary Proxy Statement/Prospectus and other materials relating to the Company’s proposed merger with Parascript, LLC, of Boulder, Colorado, and Mitek common stock to be issued in connection with the transaction.

The transaction is subject to approval by Shareholders at a Special Meeting, which is expected to be held in the first quarter of 2007. Mitek plans to mail to security holders a Proxy Statement/Prospectus relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WHEN THEY ARE AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.

A combination of the two Companies is expected to create the largest Image Analytics software provider with a broad product portfolio of Intelligent Recognition software and identity validation solutions. Image Analytics technology is utilized in mail automation, check and remittance processing, check fraud prevention and identity theft detection. The new Company will seek to pursue market opportunities for growth by delivering next generation Imaging Analytics solutions to its existing markets, government, life sciences and other industries.

Not a Proxy Statement

This press release is not a proxy statement or a solicitation of proxies from the holders of common stock of Mitek or Parascript and does not constitute an offer of any securities of Mitek for sale. Any solicitation of proxies will be made only by the joint proxy statement/prospectus of Mitek and Parascript that will be mailed to all security holders promptly after it is declared effective by the Securities and Exchange Commission.

In connection with the proposed merger, Mitek filed on November 8, 2006, a proxy statement/prospectus on Form S-4 that contains important information about the proposed merger. These materials are not yet final and will be amended. Investors and security holders of Mitek and Parascript are urged to read the proxy statement/prospectus filed by Mitek, and any other relevant materials filed by Mitek, because they contain, or will contain, important information about Mitek, Parascript and the proposed merger. Investors and security holders will be able to obtain free copies of the preliminary materials filed on November 8, 2006, the definitive versions of those materials and other relevant materials (when they become available) and any other documents filed by Mitek with the SEC through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents when they become available from Mitek by contacting Investor Relations at http://www.miteksystems.com, by mail to 8911 Balboa Avenue, Suite B, San Diego, California 92123 or by telephone at 858-503-7810.

About Mitek

Mitek Systems develops and markets Image Analytics used by financial institutions to detect fraud and improve customer service. Mitek is the exclusive technology provider to the John H. Harland Company for its fraud-safe ValidifyTM check product. The Company also develops and markets a comprehensive suite of intelligent character recognition software used to test, clean, read and authenticate imaged checks and documents. Sold primarily through partners, the Company's software is used in the processing of over 8 billion transactions per year. For more information about Mitek Systems, contact the Company at 8911 Balboa Avenue, San Diego, California 92123; 858-503-7810 or visit http://www.miteksystems.com.

About Parascript

Parascript Intelligent Recognition engines capture, interpret and transform paper-based data into actionable information. Uncovering the hidden meaning of information, we help commercial and government organizations drive higher accuracy and productivity while automating costly data entry. Parascript has grown to be the Intelligent Recognition solution for the U.S. Postal Service and other Global 2000 organizations. Parascript is online at http://www.parascript.com.

FORWARD LOOKING STATEMENTS

This press release contains statements regarding the proposed transaction between Parascript and Mitek, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Parascript and Mitek 's managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Parascript and Mitek and the combined Company, as well as Parascript's and Mitek’s and the combined Company's future performance and the industries in which Parascript and Mitek operate and the combined Company will operate, in addition to managements' assumptions. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans, “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive purchase agreement entered into by Parascript and Mitek; fluctuations in the mail, commercial shipping, banking and financial services market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of scientists and engineers that design the products we sell; the social, political and economic risks of our respective global operations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Mitek's Form 10-K for the year ended September 30, 2005 as well as other filings by Mitek with the US Securities and Exchange Commission. Except as required under the US federal securities laws and the rules and regulations of the US Securities and Exchange Commission, Parascript and Mitek disclaim any intention or obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Contacts:

Tesfaye Hailemichael, CFO
Mitek Systems, Inc.
858-503-7810 ext 327

or

Steven S. Anreder
Anreder and Company
212-532-3232